SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                         Date of Report: March 31, 2005
                        (Date of earliest event reported)

                             NETWOLVES CORPORATION
             (Exact name of registrant as specified in its charter)


    New York                     000-25831                          11-2208052
--------------------------------------------------------------------------------
(State or other                  (Commission                      (IRS Employer
 jurisdiction of                 File Number)                     Identification
 incorporation)                                                       Number)


4805 Independence Pkwy., Tampa, FL                                     33634
----------------------------------                                     -----
(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number including area code                (813) 286-8644
                                                                 --------------

                                 Not applicable
                                 --------------
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     By letter dated March 31, 2005, the Company received written notification from Nasdaq that the bid price of its common stock for the last 30 consecutive business days had closed below the minimum $1.00 per share required for continued inclusion under Marketplace Rule 4301(c)(4) (the "Rule"). In accordance with Marketplace Rule 4310(c)(8)(D), the Company has been provided an initial period of 180 calendar days or until September 27, 2005, to regain compliance. If at any time before that date the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Company will be provided written notification that it is in compliance with the Rule.

     Further, if the Company is not in compliance with the Rule by September 27, 2005, and the Company meets the Nasdaq SmallCap initial listing criteria except for the bid price requirement, it will be granted an additional 180 calendar days to March 26, 2006 to comply. In this regard, the Company currently meets all of the initial listing criteria except for the bid price requirement.

     Nasdaq's notification further provides that in the event the Company were to receive written notification that its securities will be delisted, it maintains its right to appeal such determination to a Listing Qualifications Panel.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                NETWOLVES CORPORATION

                                /s/ Peter C. Castle
                                ---------------------------
                                Peter C. Castle
                                Vice President - Finance


Dated:  April 5, 2005